UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Exchange Listed Funds Trust

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(IRS Employer Identification No.)

10900 Hefner Pointe Drive

Suite 400

Oklahoma City, Oklahoma 73120

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Defiance LLM Catalyst Momentum ETF (formerly, QRAFT AI-Enhanced U.S. Large Cap Momentum ETF)	NYSE Arca, Inc.	32-0590070

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180871

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”) of Defiance LLM Catalyst Momentum ETF (the “Fund”), a series of Exchange Listed Funds Trust (the “Registrant”). The Trust has filed an amendment to its application for listing of the Shares of the Fund which has been approved by NYSE Arca, Inc.

A description of the shares is set forth in the Registrant’s Registration Statement (the “Registration Statement”) (File Nos. 333-180871; 811-22700), as filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 497 under the Securities Act of 1933, as amended, via EDGAR Accession No. 0001213900-26-110382 on October 19, 2026, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2. Exhibits

A.	Registrant’s Certificate of Trust dated April 3, 2012, as filed with the State of Delaware on April 4, 2012, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR (Accession No. 0001144204-12-023014) on April 20, 2012.

B.	Certificate of Amendment, dated June 2, 2015, to the Certificate of Trust dated April 3, 2012, as filed with the State of Delaware on June 2, 2015, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR (Accession No. 0001398344-15-003746) on June 5, 2015.

C.	Registrant’s Agreement and Declaration of Trust dated September 10, 2012, is incorporated herein by reference to Exhibit (a)(2) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR (Accession No. 0001144204-12-050445) on September 10, 2012.

D.	Registrant’s Amended and Restated By-Laws dated December 9, 2022 are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 237 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR Accession No. 0001213900-23-024791 on March 31, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 19, 2026	Exchange Listed Funds Trust

	By:	/s/ Richard Malinowski
Richard Malinowski
President